Exhibit 10.1

2006 Zebra Technologies Corporation

Incentive Compensation Plan

Section 1.

Establishment, Objectives and Duration

1.1.    Establishment. Subject to the approval of the stockholders of Zebra Technologies Corporation, a Delaware corporation (the “Company”), the Company has established the 2006 Zebra Technologies Corporation Incentive Compensation Plan (the “Plan”), as set forth herein, effective as of May 9, 2006. The Plan supersedes and replaces the Zebra Technologies Corporation 1997 Stock Option Plan and the 2002 Non-Employee Director Stock Option Plan (the “Prior Plans”), except that the Prior Plans shall remain in effect with respect to stock options granted under such plans until such options have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.

1.2.    Purpose. The purpose of the Plan is to enhance stockholder value by providing bonuses based upon attainment of established performance criteria, by linking long-term incentive compensation to the financial performance of the Company and further aligning participants’ financial rewards with the financial rewards realized by the Company and its shareholders. The Plan is also a vehicle to attract and retain key personnel. To accomplish the foregoing, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Performance Awards, Performance Shares or Performance Units.

1.3.    Duration. The Plan shall remain in effect, subject to the right of the Company’s Board of Directors to amend or terminate the Plan at any time pursuant to Section 16, until all Shares subject to the Plan shall have been purchased or granted according to the Plan’s provisions. However, in no event may an Award (defined below in Section 2) be granted under the Plan on or after May 9, 2016.

1.4.    Approval by Stockholders. The Plan has been adopted by the Board of Directors subject to approval by the stockholders of the Company at the first annual meeting of stockholders held following the adoption by the Board, or any special meeting of the stockholders duly called. Awards may be granted prior to stockholder approval, but no Award may be exercised or settled until the Plan is approved by the stockholders. If the Plan is not so approved by December 31, 2006, the Plan, and all Awards granted under the Plan, shall be null and void.

Section 2.

Definitions

Whenever used in the Plan, the following capitalized terms shall have the meanings set forth below:

2.1.    “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Performance Shares or Performance Units.

2.2.    “Award Agreement” means either: (a) a written agreement between the Company and each Participant that sets forth the terms and provisions applicable to an Award granted to the Participant under the Plan, and is a condition to the grant of an Award hereunder; or (b) a written or electronic statement issued by the Company describing the terms and conditions of an Award.

2.3.    “Board” means the Board of Directors of the Company.

2.4.    “Cause” has the meaning, if any, as set forth in the Award Agreement.

2.5.    “Change in Control” means, unless the Committee provides otherwise in the Award Agreement, the occurrence of any of the following events:

(a) Any “Person” (as such term is used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including a group as defined in Section 13(d)(3) of the Exchange Act, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person shall be deemed to have the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty five percent (35%) of the total voting power of the then outstanding voting equity securities of the

Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”); provided, however, that a Person shall not be deemed the “beneficial owner” of shares tendered pursuant to a tender or exchange offer made by that Person or any Affiliate of that Person until the tendered shares are accepted for purchase or exchange; provided, further, that a “Change in Control” shall not be deemed to occur as a result of (i) any acquisition of equity securities by the Company, (ii) any acquisition of equity securities directly from the Company (including through an underwriter or other financial intermediary), other than (x) an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself directly acquired from the Company, or (y) in connection with the acquisition by the Company or its affiliates of a business, or (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(b) Within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election (“Incumbent Directors”), cease to constitute a majority of the Board;

(c) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company other than to a corporation which would satisfy the requirements of sub-clauses (1), (2) and (3) of clause (d) of this definition of “Change in Control,” assuming for this purpose that such liquidation or dissolution was a Business Combination;

(d) Consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (which shall include for these purposes, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Outstanding Company Voting Securities, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 35% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, thirty five percent (35%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(e) Any occurrence of any transaction or event, or series of transactions or events, designated by the Committee in the Award Agreement.

2.6.    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

2.7.    “Committee” means the Compensation Committee of the Board, appointed to administer the Plan, as provided in Section 3.

2.8.    “Company” means Zebra Technologies Corporation, a Delaware corporation, and any successor to such entity as provided in Section 18.

2.9.    “Director” means any individual who is a member of the Board.

2.10.    “Disability” means, unless otherwise provided for in the Award Agreement or an employment, change of control or similar agreement in effect between the Participant and the Company or a Subsidiary, (i) in the case of an Employee, the Employee qualifying for long-term disability benefits under any long-term disability program sponsored by the Company or Subsidiary in which the Employee participates, and (ii) in the case of a Director or consultant, the inability of the Director or consultant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee, based upon medical evidence.

2.11.    “Effective Date” means May 9, 2006.

2.12.    “Employee” means any employee of the Company or any Subsidiary.

2.13.    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14.    “Fair Market Value” means if the Shares are duly listed on a national securities exchange or on The NASDAQ Stock Market, the closing price of the Shares as of the applicable date, or, if there are no sales on such date, on the next preceding day on which there were sales, or if the Shares are not so listed, the fair market value of the Shares as of the applicable date, as determined by the Committee in good faith. Such price shall be subject to adjustment as provided in Section 4.3.

2.15.    “Good Reason” has the meaning, if any, as set forth in the Award Agreement.

2.16.    “Incentive Stock Option” or “ISO” means the right to purchase Shares pursuant terms and conditions that provide that such right will be treated as an incentive stock option within the meaning of Code Section 422, as described in Section 6.

2.17.    “Named Executive Officer” means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Code Section 162(m), or any successor provision or statute.

2.18.    “Nonqualified Stock Option” or “NQSO” means the right to purchase Shares pursuant to terms and conditions that provide that such right will not be treated as an Incentive Stock Option, as described in Section 6.

2.19.    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.

2.20.    “Option Price” means the per share purchase price of a Share purchased pursuant to an Option.

2.21.    “Participant” means an Employee, Director or consultant who has outstanding an Award granted under the Plan, and includes those former Employees, Directors or consultants who have certain post-termination rights under the terms of an Award granted under the Plan.

2.22.    “Performance Award” means an Award granted to a Participant, as described in Section 9.

2.23.    “Performance-Based Exception” means the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m).

2.24.    “Performance Period” means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

2.25.    “Performance Share” means an Award granted to a Participant, as described in Section 9.

2.26.    “Performance Unit” means an Award granted to a Participant, as described in Section 9.

2.27.    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Section 8.

2.28.    “Plan” means the 2006 Zebra Technologies Corporation Incentive Compensation Plan, as set forth herein.

2.29.    “Prior Plans” means Zebra Technologies Corporation 1997 Stock Option Plan and the 2002 Non-Employee Director Stock Option Plan.

2.30.    “Retirement” has the meaning, if any, as set forth in the Award Agreement.

2.31.    “Restricted Stock” means an Award granted to a Participant pursuant to Section 8.

2.32.    “Share” or “Shares” means shares of Class A common stock of the Company, par value $.01.

2.33.    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Section 7.

2.34.    “Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is at least a majority-owner of all issued and outstanding equity interests or has a controlling interest.

2.35.    “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

2.36.    “Non-Tandem SAR” means an SAR that is granted independently of any Options, as described in Section 7.

Section 3.

Administration

3.1.    Plan Administration. The Committee, or any other committee appointed by the Board, shall administer the Plan. The Committee or other committee appointed to administer the Plan shall consist of not less than two Directors who are both non-Employee Directors of the Company, within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors,” as defined in Treasury Regulations §1.162-27; provided, however, that if at any time any member of the Committee is not an outside director, as so defined, the Committee may establish a subcommittee, consisting of all members who are outside directors, for all purposes of any Award to a Named Executive Officer, unless the Committee determines that such an Award is not intended to qualify for the Performance-Based Exception. The Board may, from time to time, remove members from, or add members to, the Committee. Any vacancies on the Committee shall be filled by members of the Board. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to non-Employee Directors. However, the Board shall not have exclusive authority with respect to other aspects of non-Employee Director Awards.

If and to the extent that no committee exists that has the authority to administer the Plan, the Board shall administer the Plan. Acts of a majority of the Committee (or the Board, if applicable) at which a quorum is present, or acts reduced to or approved in writing by unanimous consent of the members of the Committee (or the Board, as the case may be), shall be valid acts of the Committee (or the Board, as the case may be).

3.2.    Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees, Directors, and consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to Section 16. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan. The Committee’s determinations, interpretations and actions under the Plan may be taken or made selectively with respect to a Participant or beneficiary, and need not be uniform among Employees, Directors, consultants and their beneficiaries. As permitted by law, the Committee may delegate the authority granted to it herein.

3.3.    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

Section 4

Shares Subject to the Plan and Maximum Awards

4.1.    Shares Available for Awards.

(a) The Shares available for Awards may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed 5,500,000 Shares, subject to adjustment as provided in Section 4.3. The number of Shares reserved for issuance under this Plan as set forth above shall include all reserved but unissued shares under the Prior Plans, and no additional awards shall be granted under the Prior Plans.

(b) Upon:

(i)	a payout of a SAR, Non-Tandem SAR, Tandem SAR, or Restricted Stock award in the form of cash;

(ii)	a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award, or any award granted under either of the Prior Plans; or

(iii)	payment of an Option Price and/or payment of any taxes arising upon exercise of an Option or payout of any Award, or any award granted under either of the Prior Plans, with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout, the number of Shares underlying any such Award (or Prior Plan award) that were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

4.2.    Individual Participant Limitations. Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a) Subject to adjustment as provided in Section 4.3, the maximum aggregate number of Shares (including Options, SARs, Restricted Stock, Performance Units and Performance Shares to be paid out in Shares) that may be granted in any one fiscal year to a Participant shall be 500,000.

(b) The maximum aggregate cash payout (including Performance Awards, Performance Units and Performance Shares paid out in cash) with respect to Awards granted in any one fiscal year that may be made to any Participant shall be $8,000,000.

4.3.    Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number by rounding any fractional Share to the nearest whole Share.

Section 5.

Eligibility and Participation

5.1.    Eligibility. Persons eligible to participate in the Plan include current and future Employees (including officers), Directors and consultants of the Company and its Subsidiaries, as determined by the Committee, including Employees who reside in countries other than the United States of America.

5.2. Participation. Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, the Employees, Directors and consultants of the Company and any Subsidiary to whom Awards shall be granted, the terms of such Awards, and the number of Shares subject to such Award.

Section 6.

Stock Options

6.1.    Grant of Options and Award Agreement.

(a) Option Grant. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee, in its sole discretion. The Committee may grant either Nonqualified Stock Options or Incentive Stock Options, and shall have complete discretion in determining the number of Options of each granted to each Participant, subject to the limitations of Section 4. Each Option grant shall be evidenced by a resolution of the Committee approving the Option grant.

(b) Award Agreement. The Company and each Participant to whom an Option is granted shall execute an Award Agreement, effective as of the grant date, which shall specify the Option Price, the term of the Option, the number of Shares subject to the Option, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan. The Award Agreement shall also specify whether the Option is to be treated as an ISO within the meaning of Code Section 422. If such Option is not designated as an ISO, such Option shall be deemed a NQSO. No ISO may be granted to a consultant or other independent contractor, or to any person more than 10 years after the Effective Date of the Plan.

6.2.    Option Price. The Committee shall designate the Option Price for each Share subject to an Option under the Plan, provided that such Option Price shall not be less than 100% of the Fair Market Value of Shares subject to an Option on the date the Option is granted, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3. With respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least 110% of the Fair Market Value of such Shares on the ISO’s grant date.

6.3.    Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, but in no event shall be exercisable later than the 10th anniversary of the grant date. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company or any Subsidiary, no such ISO shall be exercisable later than the fifth anniversary of the grant date.

6.4.     Exercise of Options. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant, and shall be set forth in the applicable Award Agreement. Notwithstanding the preceding sentence, the Fair Market Value of Shares to which ISOs are exercisable for the first time by any Participant during any calendar year may not exceed $100,000. Any ISOs that become exercisable in excess of such amount shall be deemed NQSOs to the extent of such excess. If the Award Agreement does not specify the time or times at which the Option shall first become exercisable, such an Option shall become exercisable by the Participant (i) to a maximum cumulative extent of one-third of the Shares (rounded down to the nearest whole) covered by the Option on the first anniversary of the grant date, and (ii) to a maximum cumulative extent of two-thirds of the Shares (rounded down to the nearest whole) covered by the Option on the second anniversary of the grant date, and (iii) to a maximum cumulative extent of 100% of the Shares covered by the Option on the third anniversary of the grant date.

6.5.    Payment. Options granted under this Section 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:

(a)	in cash or its equivalent,

(b)	by tendering previously acquired Shares that have been held for at least six months (or such longer period to avoid a charge to earnings for financial reporting purpose) and having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or

(c)	a combination (i) and (ii).

In addition, payment of the Option Price may be payable by one or more of the following methods either upon written consent from the Committee or if one or more of the following methods will not result in a charge to earnings for financial reporting purposes:

(d)	by withholding Shares that otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price,

(e)	by tendering other Awards payable under the Plan, or

(f)	by cashless exercise through delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds from a sale of shares having a Fair Market Value equal to the purchase price.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.6.    Termination of Employment, Service as a Director, or Consulting Arrangement. The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise the Option or Options following termination of his or her employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries. Such provisions need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 15, in the event that a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a) Retirement, Death or Disability. In the event that a Participant’s employment, service as a Director or consulting arrangement with the Company and/or any Subsidiary terminates by reason of Retirement, death or Disability, to the extent that the Option is not exercisable, all Shares covered by his or her Options shall immediately become fully vested and exercisable and shall remain exercisable until the earlier of (i) the remainder of the term of the Option, or (ii) 12 months after the date of such termination. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Option.

(b) Termination for Cause. In the event that a Participant’s employment, service as a Director or consulting arrangement with the Company and/or any Subsidiary terminates for Cause, all Options granted to such Participant shall expire immediately and all rights to purchase Shares (vested or nonvested) under the Options shall cease upon such termination.

(c) Other Termination. In the event that a Participant’s employment, service as a Director or consulting arrangement with the Company terminates for any reason other than Retirement, death, Disability, or for Cause, all then vested and exercisable Options shall remain exercisable from the date of such termination until the earlier of (i) the remainder of the term of the Option, or (ii) 90 days after the date of such termination. Such Options shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested Options shall be forfeited. Conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall be treated as a termination of employment or as a consultant, as applicable, for purposes of this Section 6.6(c), unless otherwise provided in the Award Agreement.

6.7.    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8.    Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, or as provided by the Committee, no NQSO granted under this Section 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Section 6 shall be exercisable during his or her lifetime only by such Participant.

Section 7.

Stock Appreciation Rights

7.1.    Grant of SARs and Award Agreement.

(a) SAR Grant. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee shall designate, at the time of grant, the grant price of a Non-Tandem SAR, which grant price shall be at least equal to the Fair Market Value of a Share on the grant date of the SAR. Grant prices of SARs shall not subsequently be changed by the Committee, except pursuant to Section 4.3.

(b) Award Agreement. The Company and each Participant to whom a SAR is granted shall execute an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

7.2.    Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not extend beyond the 10th anniversary of the grant date.

7.3.     Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercise; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.4.    Exercise of Non-Tandem SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5.    Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.6.    Termination of Employment, Service as a Director, or Consulting Arrangement. The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise the SAR or SARs following termination of his or her employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries. Such provisions need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 15, in the event that a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a) Retirement, Death or Disability. In the event that a Participant’s employment, service as a Director or consulting arrangement with the Company and/or any Subsidiary terminates by reason of Retirement, death or Disability, to the extent that the SARs are not exercisable, all of his or her SARs shall immediately become fully vested and exercisable and shall remain exercisable until the earlier of (i) the remainder of the term of the SAR, or (ii) 12 months after the date of such termination. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the SAR.

(b) Termination for Cause. In the event that a Participant’s employment, service as a Director or consulting arrangement with the Company and/or any Subsidiary terminates for Cause, all SARs shall expire immediately and all rights thereunder shall cease upon such termination.

(c) Other Termination. In the event that a Participant’s employment, service as a Director or consulting arrangement with the Company terminates for any reason other than Retirement, death, Disability or for Cause, all then vested and exercisable SARs shall remain exercisable from the date of such termination until the earlier of (i) the remainder of the term of the SAR, or (ii) 90 days after the date of such termination. Such SARs shall only be exercisable to the extent they were exercisable as of such termination date and all unvested SARs shall be forfeited. Conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall be treated as a termination of employment or as a consultant, as applicable, for purposes of this Section 7.6(c), unless otherwise provided in the Award Agreement.

7.7.    Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Section 8.

Restricted Stock

8.1.    Grant of Restricted Stock and Award Agreement.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

(b) Award Agreement. The Company and each Participant to whom an award of Restricted Stock is granted shall execute an Award Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine pursuant to Section 8.3 or otherwise, and which shall not be inconsistent with the terms and provisions of the Plan. If no Period of Restriction is set forth in the Award Agreement, the transfer and any other restrictions shall lapse (i) to a maximum cumulative extent of one-third of the Shares (rounded to the nearest whole) covered by the Restricted Stock Award on the first anniversary of the grant date, (ii) to a maximum cumulative extent of two-thirds of the Shares (rounded to the nearest whole) covered by the Restricted Stock Award on the second anniversary of the grant date, and (iii) to a maximum cumulative extent of 100% of the Shares covered by the Restricted Stock Award on the third anniversary of the grant date.

8.2.    Transferability. Except as provided in this Section 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.3.    Other Restrictions. Subject to Section 10 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting, which may or may not be following the attainment of the performance goals, sales restrictions under applicable shareholder agreements or similar agreements, and/or restrictions under applicable federal or state securities laws. The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Section 8 or in any Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.4.    Voting Rights. Unless otherwise designated by the Committee at the time of grant, Participants to whom Shares of Restricted Stock have been granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

8.5.    Dividends and Other Distributions. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

8.6.    Termination of Employment, Service as a Director, or Consulting Arrangement. The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following termination of the Participant’s employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries. Such provisions need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment including; but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of Retirement, death or Disability, the vesting of Shares of Restricted Stock that qualify for the Performance-Based Exception and that are held by Named Executive Officers shall not occur before the time they otherwise would have, but for the employment termination. Subject to Section 15, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a) Retirement, Death or Disability. Unless the Award qualifies for the Performance-Based Exception, in the event that each of a Participant’s employment, service as a Director, and consulting arrangement with the Company and/or its Subsidiaries is terminated due to Retirement, death or Disability, all Shares of Restricted Stock of such Participant shall immediately become fully vested on the date of such termination and any restrictions shall lapse.

(b) Other Termination. In the event that a Participant’s employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries is terminated for any reason other than Retirement, death or Disability, all Shares of Restricted Stock that are unvested at the date of termination shall be forfeited to the Company. Conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall be treated as a termination of employment or as a consultant, as applicable, for purposes of this Section 8.6(b), unless otherwise provided in the Award Agreement.

Section 9.

Performance Awards, Performance Units and Performance Shares

9.1.    Grant of Performance Awards/Units/Shares and Award Agreement.

(a) Grant of Performance Awards/Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, which shall not be inconsistent with the terms and provisions of the Plan and shall be set forth in an Award Agreement. Subject to the terms of the Plan, Performance Awards may be granted to Participants in such amounts, subject to such performance goals, and upon such terms, and at any time and from time to time, as shall be determined by the Committee, which shall not be inconsistent with the terms and provisions of the Plan and shall be set forth in an Award Agreement.

(b) Award Agreement. The Company and each Participant to whom Performance Awards, Performance Units and/or Performance Shares is granted shall execute an Award Agreement that shall specify the initial value of the Award, the performance goals and the Performance Period, as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan. The performance goals for any Performance Award to a Participant shall satisfy the requirements of Article 10.

9.2.    Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the grant date. The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met will determine the number and/or value of Performance Units and/or Performance Shares that will be paid out to the Participant. For purposes of this Section 9, the time period during which the performance goals must be met shall be called a Performance Period.

9.3.    Earning of Performance Units/Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units and/or Performance Shares shall be entitled to receive payout on the number and value of Performance Units and/or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, as established by the Committee.

9.4.    Form and Timing of Payment of Performance Awards/Units/Shares. Except as provided below, payment of the amount earned under a Performance Award, and/or earned Performance Units and/or Performance Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and/or Performance Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units and/or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

At the time of grant, the Committee, at its sole discretion and in accordance with terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise earned Performance Unit and/or Performance Share Award.

At the sole discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the sole discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

9.5.    Termination of Employment, Service as a Director or Consulting Arrangement. The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which the Participant shall have the right to receive payment for Performance Awards, Performance Units and/or Performance Shares following termination of the Participant’s employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries. Such provisions need not be uniform among all Performance Awards, Performance Units and/or Performance Shares granted pursuant to the Plan, and may reflect distinctions based on the reasons for such termination including; but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 15, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a) Retirement, Death or Disability. Subject to Section 15, in the event that a Participant’s employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries is terminated during a Performance Period due to Retirement, death or Disability, the Participant shall receive a prorated payout of the Performance Awards, Performance Units and/or Performance Shares, unless the Committee determines otherwise. The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units and/or Performance Shares during the Performance Period, and shall further be adjusted based on the achievement of the pre-established performance goals. Unless the Committee determines otherwise in the event of a termination due to Retirement, death or Disability, payment of earned Performance Units and/or Performance Shares shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

(b) Other Termination. In the event that a Participant’s employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries is terminated during a Performance Period for any reason other than Retirement, death or Disability, all Performance Awards, Performance Units and/or Performance Shares shall be forfeited by the Participant to the Company. Conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall be treated as a termination of employment or as a consultant, as applicable, for purposes of this Section 9.5(b), unless otherwise provided in the Award Agreement.

9.6.    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Awards, Performance Units and/or Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Section 10.

Performance Measures

Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers that are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing, shall be objectively measurable and shall be stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; primary or fully-diluted earnings per Share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes; economic value added; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company’s business; or any combination thereof. In addition, performance goals may be based on one or more business criteria, one or more business units or divisions of the Company or the applicable sector, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). As determined in the sole discretion of the Committee, the performance goals for any Performance Period may be measured on an absolute basis or in relation to a peer group or an index.

For each Award designed to qualify for the Performance-Based Exception, the Committee shall establish and set forth in the Award the applicable performance goals for that Award no later than the latest date that the Committee may establish such goals without jeopardizing the ability of the Award to qualify for the Performance-Based Exception.

The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).

In the event that applicable tax and/or securities laws change to permit Committee sole discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and, thus, which use performance measures other than those specified above.

Section 11.

Award Forfeitures

An Award granted hereunder shall be subject to forfeiture conditions, if any, determined by the Compensation Committee and specified in the Award Agreement at the time of grant to which the Participant, by accepting an Award hereunder, agrees. The Committee may, in its sole discretion, waive in whole or in part the Company’s right to forfeiture, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. The Committee, in its sole discretion, may require a Participant, as a condition to his or her exercise of an Award or the settlement of an Award, to acknowledge in writing that he or she has not engaged, and is not in the process of engaging, in any proscribed activities.

Section 12.

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Section 13.

Deferrals; Compliance with Section 409A

13.1.    Deferrals. The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the exercise of any Option or by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares/Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, subject to the following:

(a) A deferral election may be made only at one of the following two times:

(i)	In the case of an Award that cannot vest (other than by reason of Retirement, death, Disability or a Change in Control) earlier than the first anniversary of the date of grant, not later than the earlier of thirty days after the date of grant or one year prior to the earliest date on which the Award may vest.

(ii)	In the case of an Award that is subject to a Performance Period of not less than one year, and the vesting of which is subject to the attainment of Performance Criteria that are established within the first 90 days of the Performance Period and that are not substantially certain of being achieved at the time of grant, not later than six months prior to the end of the Performance Period.

(b) A deferral election shall state the time and manner of payment. Payment must either be on a specified date, at the time of the Participant’s separation from service with the Company and its Subsidiaries as defined in Internal Revenue Service (“IRS”) Proposed Regulations §1.409A-1(h), death, or Disability, or upon the occurrence of a Change in Control that also meets the requirements of IRS Proposed Regulations §1.409A-3(g)(5). Notwithstanding the foregoing:

(i)	An amount payable by reason of a separation from service to an Employee who is a “key employee” of the Company, as defined in IRS Proposed Regulations §1.409A-1(i), shall not be paid until six months after the separation from service, and any portion of such amount that would otherwise be payable during such six month period shall be paid instead at the end of such period.

(ii)	Any payment that the Company reasonably determines will violate a term of a loan agreement to which the Company is a party, or other similar contract to which the Company is a party, and such violation will cause material harm to the Company shall be deferred until the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation, or such violation will not cause material harm to the Company.

(iii)	Any payment that the Company reasonably anticipates will violate federal securities laws or other applicable law will be deferred until the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation.

(iv)	The Committee may permit Participants to elect to further defer payments, provided that any such election is made not less than one year prior to the date on which the payment would otherwise be made, and that the deferral is for a period of at least five years.

(c) No payment that a Participant has elected to defer pursuant to this Section 13.1 may be paid at any earlier date, except in accordance with procedures adopted by the Committee in compliance with Code Section 409A.

13.2.    Compliance with Section 409A. The provisions of this Plan, including but not limited to this Section 13, are intended to comply with the restrictions of Code Section 409A to the extent applicable, including any final regulations issued pursuant thereto, and the Committee reserves the right to amend any provision of this Plan, or any outstanding Award, to the extent necessary to comply with Code Section 409A.

Section 14.

Rights and Obligations of Parties

14.1.    No Guarantee of Employment or Service Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or consulting arrangement at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement with the Company or any Subsidiary.

For purposes of the Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting arrangement or an interruption of the continuity thereof. Except as otherwise provided in an Award Agreement, conversion of a Participant’s employment relationship to a consulting arrangement shall not result in termination of previously granted Awards.

14.2.    Participation. No Employee, Director or consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

14.3.    Right of Setoff. The Company or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 14.

14.4.    Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made, unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing before the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days after filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

14.5.    Disqualifying Disposition Notification. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

Section 15.

Change in Control

(a) Unless otherwise specified in a Participant’s Award Agreement or specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(b) Any and all Options and SARs granted hereunder shall vest (to the extent not already vested) and shall become immediately exercisable and shall remain exercisable throughout their entire term;

(c) Any Period of Restriction and other restrictions imposed on Restricted Shares shall lapse; and

(d) Unless otherwise specified in a Participant’s Award Agreement, the maximum payout opportunities attainable under all outstanding Awards of Performance Units, Performance Shares and Performance Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change in Control, and in full settlement of such Awards, there shall be paid out in cash to Participants within 30 days following the effective date of the Change in Control the maximum of payout opportunities associated with such outstanding Awards.

Section 16.

Amendment, Modification, and Termination

16.1.    Amendment, Modification, and Termination. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. The Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.

16.2.    Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Section 17.

Withholding

17.1.    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

17.2.    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Section 18.

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

Section 19.

Miscellaneous

19.1.    Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

19.2.    Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.3.    Compliance with Code Section 162(m). The Company intends that Options, SARs and other Awards granted to Named Executive Officers shall satisfy the requirements of the Performance-Based Exception, unless otherwise determined by the Committee when the Award is granted. Accordingly, the terms of Sections 4.2, 6, 7, 8, 9 and 10, including the definitions of Named Executive Officer and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Named Executive Officer with respect to a fiscal year that has not yet been completed, the term Named Executive Officer as used herein shall mean only a person designated by the Committee as likely to be a Named Executive Officer with respect to a specified fiscal year. If any provision of the Plan or any Award Agreement designated as intended to satisfy the Performance-Based Exception does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives. Payment of any amount that the Company reasonably determines would not be deductible by reason of Code §162(m) shall be deferred until the earlier of the earliest date on which the Company reasonably determines that the deductibility of the payment will not be so limited, or the year following the termination of employment.

19.4.    Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions, applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 19.4 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

19.5.    Gender and Number; Headings. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

19.6.    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.7.    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.8.    Securities Law Compliance. With respect to “insiders,” transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. An “insider” includes any individual who is, on the relevant date, an officer, Director or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

19.9.    Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

*        *        *

WHEREAS, the Company has adopted this Plan effective as of May 9, 2006.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 9, 2006	By:	/s/ Edward L. Kaplan
Edward L. Kaplan
Chairman of the Board and Chief Executive Officer